           As filed with the Securities and Exchange Commission on June 3, 1997
                                                            Registration No.333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                  ___________________________________________

                                   FORM S-3
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                  ___________________________________________

                               OPEN MARKET, INC.
            (Exact name of Registrant as specified in its charter)

          DELAWARE                                              04-3214536
(State or other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)
                               245 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS  02142
                                (617) 949-7000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                  ___________________________________________

                               GARY B. EICHHORN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               OPEN MARKET, INC.
                               245 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS  02142
                                (617) 949-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  ___________________________________________
                                   COPY TO:

                              JOHN H. CHORY, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                         BOSTON, MASSACHUSETTS  02109
                                (617) 526-6000

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:   [_]

==================================================================================================================================
                                                                    Proposed                 Proposed
                                               Amount               Maximum                   Maximum               Amount
Title of Each Class of                         to be             Offering Price              Aggregate          of Registration
Securities to be Registered                  Registered          Per Share (1)          Offering Price (1)            Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                       738,503        $9.125                  $6,738,840              $2,043
==================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon prices on the Nasdaq National Market on May 29, 1997.

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

                   Subject to completion; Dated June 3, 1997



                               OPEN MARKET, INC.

                                738,503 SHARES


                                 COMMON STOCK

                                   ________



     This Prospectus relates to the registration of 738,503 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of Open Market, Inc. ("Open Market" or the "Company"). The Shares may be offered and sold from time to time for the account of certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in a private placement made in connection with the acquisition by the Company of Waypoint Software Corporation ("Waypoint") pursuant to the terms of a Stock Purchase Agreement among the Company, Waypoint and the Selling Stockholders. The Shares may be offered and sold in transactions quoted on the Nasdaq National Market (the "NNM"), in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See "Plan of Distribution." The Selling Stockholders and any agents or broker-dealers that participate with any of the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by the Selling Stockholders and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "The Selling Stockholders" and "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares but will bear all expenses incurred in effecting the registration of the Shares, including all registration and filing fees, printing expenses, and the legal fees of counsel to the Company. The Selling Stockholders will bear all brokerage or underwriting expenses or commissions, if any, applicable to the Shares.

     The Common Stock is traded on the NNM under the symbol "OMKT." On May 29, 1997, the last reported sale price of the Common Stock on the NNM was $9.48 per share.

     SEE "RISK FACTORS" ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                                _______________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June __, 1997

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, materials filed by the Company can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electric Data Gathering, Analysis, and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http:/ /www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act, with respect to the Shares to be offered and sold by means of this Prospectus. This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

     There is incorporated herein by reference and made a part hereof, each of which is on file with the Commission, (i) the Current Report on Form 8-K of the Company dated February 27, 1997, (ii) the Current Report on Form 8-K of the Company dated March 24, 1997, as amended on May 23, 1997, (iii) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996,
(iv) the proxy statement for the Company's Annual Meeting of Stockholders held on May 21, 1997, (v) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997 and (vi) the description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description filed by the Company.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Open Market, Inc., 245 First Street, Cambridge, Massachusetts 02142, Attention: Investor Relations (telephone: (617) 949-7000).

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY

OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                  THE COMPANY

     General. The Company develops, markets, licenses and supports high performance software products that allow its customers to engage in business-to-consumer and business-to-business Internet commerce and to deploy Internet-based business applications within an enterprise ("Intranet"). Open Market's innovative technology enables the separation of the management of business transactions from the management of content, thereby allowing companies to securely and centrally manage business transactions using content located on multiple distributed Web servers. The Company's products permit functions such as order taking, authorization, payment processing, security and customer service to be performed centrally by a "back office" transaction management system, allowing businesses to focus on management of the "front office" content at their distributed Web sites.

     The Company's objective is to be a leading supplier of comprehensive, integrated, high performance software products to enable businesses to manage Internet business transactions and Intranet applications. To achieve this objective, the Company is pursuing the following strategies:

     *  Focus on providing Internet software for business
     *  Promote the Company's product "SecureLink" as an industry standard
     *  Support open systems
     *  Provide enhanced security
     *  Continue to develop technology and marketing relationships
     *  Implement comprehensive distribution strategy
     *  Identify market opportunities

     During 1996, the Company saw strong demand for Internet commerce solutions across a variety of markets, including: retail, financial services, software distribution, entertainment, media, government and others. In particular, the Company has seen early opportunities in the following growing markets: commerce service providers, business-to-business catalogs and information commerce.

     To enhance Open Market's lead in the key business-to-business catalog market, in February 1997, Open Market acquired Waypoint Software Corporation ("Waypoint") which specializes in the business-to-business industrial catalog segment of the Internet. Waypoint's software enables rapid development of business-to-business catalogs for the Internet and quick retrieval of complex product information for product specifiers in the manufacturing industry. Waypoint brings to Open Market cutting-edge technology and expertise which Open Market believes will benefit companies in the computer, Internet, mechanical, and instrumentation fields by providing the user with the power to retrieve manufacturers' product information from online catalogs.

     In March 1997, Open Market acquired Folio Corporation, a leading supplier of software for managing business-critical information ("Folio"). This acquisition will result in an Internet-based solution for companies engaged in the $16 billion "Information Commerce" market. The potential benefits of this acquisition extend throughout Open Market's existing customer base. Commerce service providers who are using Open Market software to deliver Internet commerce transaction services, can add new value to merchants selling information-based products. For business-to-business industrial catalogers, the Open Market/Folio combination will provide a fast route to digital transactions.

     In 1996, a number of major financial institutions, telecommunications companies and information service providers began using Open Market's software to build Internet commerce infrastructure - one that enables them to offer commerce services to their business customers.

     The Company is incorporated in Delaware. Its principal executive offices are located at 245 First Street, Cambridge, Massachusetts 02142, and its telephone number is (617) 949-7000.

                                 RISK FACTORS

     Prospective purchasers of the Shares offered hereby should carefully consider the following risk factors, in addition to other information contained or incorporated by reference in this Prospectus.

RAPID TECHNOLOGICAL CHANGE

     The computer software industry is characterized by rapid technological change. As a result, there is uncertainty about the widespread acceptance of new products which can cause significant delays in the sales cycle. The Company must continue to upgrade its own technologies and commercialize products and services incorporating such technologies, which may also lengthen the sales cycle.

DEVELOPING INTERNET MARKET

     The market for the Company's Internet products and services has only recently begun to develop and is rapidly evolving. If the market fails to develop or develops more slowly than expected, the Company's operating results could be materially adversely affected.

RECENT ACQUISITIONS

     In February 1997 and March 1997, the Company completed the acquisitions of Waypoint and Folio, respectively. There can be no assurance that these businesses or their products will be successful, that the Company will successfully integrate these businesses into the Company, or that the Company will achieve the desire synergies from the transactions.

PRODUCT RELEASE SCHEDULES

     Delays in the planned release of the Company's new products or upgrades of existing products may adversely affect forecasted revenues, and create operational inefficiencies resulting from staffing levels designed to support the forecasted revenues.

COMPETITION

     The Internet is characterized by an increasing number of market entrants that have introduced or developed products and services for commerce and information management on the Internet. The Company's operating results will be affected by the number of competitors and their pricing strategies and market acceptance of their products.

DEPENDENCE ON PERSONNEL

     The Company's future success depends in significant part upon the continued service of its key technical and senior management personnel, and its continuing ability to attract and retain highly qualified technical and managerial personnel.

PRICING

     Future prices that the Company is able to charge for its products may decline from historical levels due to competitive reasons and other factors.

LIMITED OPERATING HISTORY

     The Company has a limited operating history. The Company's ability to successfully market its existing products and to develop and market new products must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets.

QUARTERLY OPERATING RESULTS

     The Company's expense levels are fixed in advance and based in part on its expectations as to future revenues. Quarterly sales and operating results will generally depend on the volume and timing of and ability to fulfill orders received within the quarter.

FOREIGN EXCHANGE

     To the extent that foreign currency exchange rates fluctuate in the future, the Company may be exposed to continued financial risk. Although the Company attempts to limit this risk by denominating most sales in the United States dollars and limiting the amount of assets in its foreign operations, there can be no assurance that the Company will be successful in limiting its exposure.

ACCOUNTING STANDARDS

     Accounting standards, including those promulgated by the American Institute of Certified Public Accountants ("AICPA") and the Financial Accounting Standards Boards ("FASB"), change frequently. The AICPA has proposed changes in software revenue recognition, which the Company does not believe will impact its operating results. The recently adopted FASB pronouncement on employee stock option plans also has not had a material effect on the Company's results of operations. There can be no assurance that these or future pronouncements will not impact the Company's future operating results.

LITIGATION

     Litigation regarding intellectual property rights, copyrights and patents is increasingly common in the software industry. In addition, the Company faces litigation risks with respect to other general corporate matters that may arise in connection with its normal operations.

INFLATION

     To date, inflation has not had a significant impact on the Company's operations. While management expects this trend to continue in the short-term, the long-term outlook is uncertain.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                                THE ACQUISITION

     Pursuant to a Stock Purchase Agreement, dated February 4, 1997 (the "Stock Purchase Agreement"), by and among Open Market, Waypoint and the Selling Stockholders, Open Market acquired all of the outstanding shares of capital stock of Waypoint. As payment of the purchase price, Open Market issued 738,503 shares of its Common Stock to the Selling Stockholders and issued options to acquire 5,756 shares of Common Stock of the Company to Waypoint option holders.

     Pursuant to the terms of the Stock Purchase Agreement, 49,325 shares of the Common Stock of the Company issued to the Waypoint Stockholders were placed in escrow as a source of indemnification for Open Market. Fifty percent of these shares will be released from escrow on August 12, 1997 and February 12, 1998, respectively, except for any shares which are earlier distributed in accordance with the terms of the escrow or required to be retained in escrow to secure any claim for indemnification made by Open Market prior to such date.

                           THE SELLING STOCKHOLDERS
     The Selling Stockholders are the former stockholders of Waypoint. The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in connection with the acquisition of Waypoint by Open Market. See "The Acquisition."

     At May 29, 1997, there were 30,682,816 shares of Common Stock of the Company issued and outstanding.

     The table below sets forth certain information with respect to the Selling Stockholders. Except as described below, none of the Selling Stockholders has had any material relationship with the Company or any of its affiliates within the past three years.

                                                                               Percentage
                                                                                of Common
                                                                                Stock of
                            Number of                                         the Company
                            Shares of                   Number of             owned by the
                           Common Stock                 Shares of          Selling Stockholders
                     beneficially owned by the         Common Stock     ----------------------------
                        Selling Stockholders              Offered          Before the       After the
       Name            as of June 2, 1997 (1)            Hereby(2)          Offering        Offering
       ----            ----------------------          -------------     -----------------  ---------
Gregory Erman                    246,631                 246,631                 *               0

Christopher Williams             123,315                 123,315                 *               0

Michael Sullivan                 123,315                 123,315                 *               0

Zero Stage Capital V
Limited Partnership              115,407                 115,407                 *               0

BancBoston Ventures Inc.         115,407                 115,407                 *               0

Michael Barach                    14,428                  14,428                 *               0
                                 -------                 -------
     Total                       738,503                 738,503
                                 -------                 -------

_______________________
* Less than 1.0% of the number of shares of Common Stock outstanding.

(1) Includes shares placed in escrow pursuant to the terms of the Stock Purchase Agreement as follows: Mr. Erman (24,663); Mr. Williams (12,331) and Mr. Sullivan (12,331).

(2) Pursuant to the terms of the Stock Purchase Agreement, each Selling Stockholder agreed that it would not sell more than 50% of the shares of Common Stock of the Company issued or issuable to such Selling Stockholder thereunder prior to December 1, 1997.

     Information concerning the Selling Stockholders may change from time to time and any such changed information will be set forth on supplements to this Prospectus if and when necessary.

                             PLAN OF DISTRIBUTION

GENERAL

     The Company has been advised by the Selling Stockholders that, as of the date hereof, they have not made any arrangement with any broker for the offering or sale of the Shares. Brokers, dealers or agents may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Stockholders or from purchasers of such securities. Such brokers, dealers or agents may also purchase and resell shares of Common Stock of the Company for their own account. The Selling Stockholders and such brokers, dealers or agents may be considered "underwriters" as that term is defined by the Securities Act, although each of the Selling Stockholders disclaims such status. Any commissions, discounts or profits received by such brokers, dealers or agents in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker or dealer may act as a broker or dealer on behalf of one or more of the Selling Stockholders in connection with the offering of certain of the Shares by Selling Stockholders.

     To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or unless an exemption from such registration or qualification is available and is complied with.

     Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market activities with respect to such Shares. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder which may limit the timing of purchases and sales of such Shares. All of the foregoing may affect the marketability of such Shares.

     The Company has agreed to pay substantially all of the expenses incident to the registration, offering and sale of the Shares to the public other than commissions and discounts of agents or dealers. Such expenses (excluding such commissions and discounts) are estimated to be approximately $35,000.

     The Shares offered hereby may be offered and sold by the Selling Stockholders from time to time in transactions on the Nasdaq National Market, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Such sales may be made pursuant to an underwritten offering or pursuant to one or more of the following methods (among others): (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and (c) block trades in which a broker-dealer so engaged will attempt to sell the Shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

     The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Sales of the Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably.


                                 LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Hale and Dorr LLP, 60 State Street, Boston, MA 02109.


                                    EXPERTS

     The consolidated financial statements of Open Market, Inc. and the financial statements of Folio Corporation incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, with respect thereto, are included herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

          _______________


          TABLE OF CONTENTS

                                     PAGE
                                     ----
Available Information................ 2
Documents Incorporated by
 Reference........................... 2
The Company.......................... 4
Risk Factors......................... 5
Use of Proceeds...................... 6
The Acquisition...................... 6
The Selling Stockholders............. 6
Plan of Distribution................. 8
Legal Matters........................ 8
Experts.............................. 8


         738,503 Shares

        OPEN MARKET, INC.

          COMMON STOCK

          ___________

           PROSPECTUS
          ___________

          June __, 1997

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the offering (all of which, other than selling commissions or discounts, will be borne by the Company and not the Selling Stockholder) are estimated as follows:

Securities and Exchange Commission Registration Fee................  $ 2,043
Nasdaq Additional Listing of Shares Fee............................   14,886
Legal Fees and Expenses............................................   10,000
Accounting Fees and Expenses.......................................    4,000
Miscellaneous......................................................    4,071
                                                                     -------
   Total...........................................................  $35,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Article EIGHTH of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Company's Restated Certificate of Incorporation provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Company's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the fullest extent by such law as to so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     16.    EXHIBITS

  EXHIBIT
  NUMBER                             DESCRIPTION
  -------                            -----------

    2 Stock Purchase Agreement, dated as of February 4, 1997, among Waypoint Software Corporation, the stockholders listed on
               Schedule I attached thereto and the Company/(1)/

    5          Opinion of Hale and Dorr LLP

   23.1        Consent of Arthur Andersen LLP

   23.2        Consent of Hale and Dorr LLP (included in Exhibit 5)

   24          Power of Attorney (contained on signature pages hereto)

___________________________
/(1)/ Incorporated by reference from the Company's Current Report on Form 8-K dated February 27, 1997.

ITEM 17.  UNDERTAKINGS

       The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii)  To reflect in the prospectus any facts or events arising
          after the effective date of     this Registration Statement (or the
          most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended the "Exchange Act"), that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts on May 29, 1997.


                               OPEN MARKET, INC.



                            By:/s/ Regina O. Sommer
                               ----------------------------------------------
                               Regina O. Sommer
                               Senior Vice President and Chief Financial Officer


                       SIGNATURES AND POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Gary B. Eichhorn, Shikhar Ghosh and Paul P. Brountas, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Open Market, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                        Date
---------                          -----                        ----


/s/Gary B. Eichhorn      President, Chief Executive         May 29, 1997
---------------------
Gary B. Eichhorn         Officer and Director
                         (principal executive officer)



/s/Regina O. Sommer      Senior Vice President and          May 29, 1997
---------------------
Regina O. Sommer         Chief Financial Officer
                         (principal financial and
                         accounting officer)



/s/Gulrez Arshad         Director                           May 29, 1997
---------------------
Gulrez Arshad

/s/Shikhar Ghosh         Director                           May 29, 1997
---------------------
Shikhar Ghosh



/s/David K. Gifford      Director                           May 29, 1997
---------------------
David K. Gifford



/s/Bruce Judson          Director                           May 29, 1997
---------------------
Bruce Judson



/s/ William S. Kaiser    Director                           May 29, 1997
---------------------
William S. Kaiser


/s/Brian J. Knez         Director                           May 29, 1997
---------------------
Brian J. Knez


/s/Ray Stata             Director                           May 29, 1997
---------------------
Ray Stata



/s/Eugene F. Quinn       Director                           May 29, 1997
---------------------
Eugene F. Quinn

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------

  2 Stock Purchase Agreement, dated as of February 4, 1997, among Waypoint Software Corporation, the stockholders listed on Schedule I attached thereto and the Compan/(1)/

  5       Opinion of Hale and Dorr LLP

  23.1    Consent of Arthur Andersen LLP

  23.2    Consent of Hale and Dorr LLP (included in Exhibit 5)

  24      Power of Attorney (contained on signature pages hereto)

_________________________

/(1)/ Incorporated by reference from the Company's Current Report on Form 8-K dated February 27, 1997.